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Exhibit 10.5.3

                                SECOND AMENDMENT
                                       TO
                             SUMMIT PROPERTIES INC.
                 1996 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN


A. The Summit Properties Inc. 1996 Non-Qualified Employee Stock Purchase Plan (the "Plan"), as previously amended, is hereby further amended as follows:

         1. Section 6 is hereby amended by adding the following subsection (f) at the end thereof:

                  "(f) With the approval of the Compensation Committee, a Participant who is an Eligible Employee may fund his cash contributions under the Plan through a promissory note made payable to the Company pursuant to the Company's loan policy."

B. The effective date of this Second Amendment shall be September 1, 1997.

C. Except as amended herein, the Plan is confirmed in all other respects.